EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 167862 and No. 181843) of Motricity, Inc. of our report dated February 28, 2011 except for the changes in the presentation of comprehensive loss discussed in Note 2 and of discontinued operations discussed in Note 4, which are as of May 24, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 11, 2013